EXHIBIT 99.1

The Board of Directors recommends that you REJECT the Offer and not tender your shares.
October 25, 2017
Dear Stockholder:

I am writing to you on behalf of the board of directors (the “Board”) of Steadfast Income REIT, Inc. (the “Company”) to notify you about an unsolicited tender offer being made for your shares of the Company’s common stock by an unaffiliated third party in what we believe is an opportunistic attempt to purchase your shares at a low share price.

MacKenzie Realty Capital, Inc. (“MacKenzie”) has notified the Company that it intends to make an unsolicited tender offer to all of our stockholders (the “Offer”). You may have already received MacKenzie’s Offer materials. MacKenzie is offering to purchase up to an aggregate of 1,000,000 shares of the Company’s common stock (the “Shares”) at a price of $7.22 per Share in cash.
In evaluating the terms of the Offer, the Board has: (1) consulted with members of the Company’s management, Steadfast Income Advisor, LLC, the Company’s advisor, and such legal and other advisors as deemed appropriate by the Board; (2) reviewed the terms and conditions of the Offer; (3) considered other information relating to the Company’s historical financial performance, portfolio of assets and future opportunities; (4) evaluated various factors it deemed relevant in light of its knowledge of the Company’s business, financial condition, portfolio of assets and future prospects; and (5) taken into account the fact that MacKenzie is making the offer for investment purposes and with the intention of making a profit from the ownership of the Shares.
The following are the material factors considered by the Board in evaluating the Offer:

(i)	an affiliate of MacKenzie launched a similar tender offer earlier this year and only received 0.04% in shares of the Company’s common stock.
(ii) The Board believes that the Offer represents an opportunistic attempt by MacKenzie to purchase the Shares at a low share price and make a profit and, as a result, deprive any Company stockholders who tender their Shares of the potential opportunity to realize the long-term value of their investment in the Company. However, the Board notes that because the Company is a non-exchange traded REIT, there is a limited market for the Company’s common stock, and there can be no certainty regarding the long-term value of the Company’s common stock.

(ii)
MacKenzie states that the Offer is being made “for investment purposes and with the intention of making a profit from the ownership of the Shares” and admits that in establishing the purchase price of $7.22 per Share, it was “motivated to establish the lowest price which might be acceptable” to the Company’s stockholders. Moreover, MacKenzie acknowledges that it has “not made an independent appraisal of the Shares or the [Company’s] properties” and that MacKenzie is “not qualified to appraise real estate.”

(iii)
MacKenzie has engaged an affiliated depositary for the Offer. As a result, there is no independent third party holding funds for MacKenzie for payment of the Offer price that can independently verify that such funds are available for payment, and MacKenzie may have access to the Shares tendered by stockholders before all conditions to the Offer have been satisfied and tendering stockholders have been paid.

(iv)
There is no guarantee that the Offer can or will be completed as soon as MacKenzie contemplates in its Offer. The Offer does not initially expire until December 1, 2017, and this date may be extended by MacKenzie, subject to compliance with applicable securities laws, in its sole discretion.

(v)
MacKenzie expressly reserves the right to amend the terms of the Offer, including by decreasing the $7.22 per Share offer price or by changing the number of Shares being sought or the type of consideration, at any time before the Offer expires.

Further, after appraisals of all of the Company’s real properties by an independent third-party appraisal firm, and valuations performed by the Company’s advisor with respect to the Company’s other assets and liabilities, the Board determined an estimated value per share of the Company’s common stock of $11.65 as of December 31, 2016 (the “Estimated Value”). The valuation was performed in accordance with Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association in April 2013. As with any valuation methodology, the methodologies used to determine the Estimated Value were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. For more information on the Estimated Value, see the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2017.
In summary, we believe the Offer represents an attempt by MacKenzie to catch current stockholders of the Company off-guard and acquire the Shares at a low price in order to make a profit and, as a result, deprive the stockholders that tender their Shares of the potential long-term value of the Shares. As provided by MacKenzie in the Offer, stockholders who tender their Shares will assign their right to receive distributions that are paid after the Offer expires. Stockholders who tender their shares pursuant to the Offer would thus give up their rights to any distributions after December 1, 2017 (or such other date to which the Offer may be extended).
In light of the foregoing factors, the Board recommends that the Company’s stockholders reject the Offer. Each stockholder must independently evaluate whether to tender its Shares to MacKenzie pursuant to the Offer.
The Board understands that you must make your own independent decision whether to tender or refrain from tendering your Shares. We strongly urge you to carefully consider all aspects of the Offer in light of your own circumstances, including (i) your investment objectives, (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means, (iii) other financial opportunities available to you, (iv) your own tax position and tax consequences and (v) other factors you determine are relevant to your decision. You should carefully review all of the Offer documents sent to you by MacKenzie, as well as the Company’s publicly available annual, quarterly and other reports, and consult with your own financial, tax and other advisors in evaluating the Offer before deciding whether to tender your shares of the Company’s common stock.
PLEASE CONSULT WITH YOUR TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION.
To reject the Offer, simply ignore it; you do not need to respond to anything. If you have already agreed to tender your shares pursuant to the Offer, you may withdraw your acceptance of the Offer by notifying MacKenzie at any time prior to the termination of the Offer.
Should you have any questions or need further information about your options, please feel free to contact Steadfast Income REIT, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, Attention: Investor Services (telephone number: 888-223-9951).

Sincerely,
/s/ Rodney F. Emery
Name: Rodney F. Emery
Title: Chief Executive Officer and Chairman of the Board

Cautionary Note Regarding Forward-Looking Statements
Certain statements of the Company included in this letter that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to, the risk factors provided in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These factors include, but are not limited to:  changes in economic conditions generally and the real estate and debt markets specifically; the Company’s ability to secure resident leases at favorable rental rates; the Company’s ability to execute on its value-enhancement strategy; risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters and the lack of liquidity of real estate investments; the Company’s ability to retain its executive officers and other key personnel of its advisor, property manager and affiliates; legislative or regulatory changes (including changes to laws governing the taxation of real estate investment trusts); the Company’s ability to generate sufficient cash flows to pay distributions to its stockholders; and the availability of capital.